October 7, 2016                                                                                                                                          Exhibit l.2

Stradley Ronon Stevens & Young, LLP

191 N. Wacker Drive, Suite 1601

Chicago, Illinois 60606

Nuveen Floating Rate Income Fund

333 West Wacker Drive

Chicago, Illinois 60606

RE:	Nuveen Floating Rate Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Floating Rate Income Fund, a Massachusetts business trust (the “Fund”), in connection with the Fund’s Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 7, 2016 (the “Registration Statement”), with respect to 140,000 of its Term Preferred Shares of beneficial interest, $.01 par value per share, with a liquidation preference of $1,000 per share (the “Shares”). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

(b)	copies of the Fund’s Declaration of Trust and of all amendments thereto (the “Declaration”) on file in the office of the Secretary of the Commonwealth of Massachusetts;

(c)

copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares with respect to the Fund’s Variable Rate Term Preferred Shares of beneficial interest, as filed with the office of the Secretary of the Commonwealth of Massachusetts on December 27, 2013, and the amendments thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on September 30, 2014 and December 8, 2015 (as so amended, the “VRTP Statement”);

Stradley Ronon Stevens & Young, LLP

Nuveen Floating Rate Income Fund

October 7, 2016

(d)

a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund’s Declaration, the VRTP Statement, the Fund’s By-laws as currently in effect (the “By-laws), and resolutions adopted by the Board of Trustees at meetings held on June 15, 2016 and August 4-6, 2016 (the “Prior Resolutions”); and

(e)	a printer’s proof of the Registration Statement received on October 5, 2016.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, when filed with the Commission, will be in substantially the form of the printer’s proof referenced in paragraph (e) above.

We understand that the Shares to be registered under the Registration Statement will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (the “1933 Act”). In this regard, we have assumed that in connection with any such offering of the Shares pursuant to the Registration Statement (in each case, a “Share Offering”):

(i)

the Fund will file with the Commission a prospectus supplement pursuant to Rule 497 under the 1933 Act relating to such Share Offering (each, an “Offering Supplement”) and that each such Offering Supplement will identify (a) the number of Shares to be offered pursuant to such Share Offering, (b) any agents or underwriters involved in the sale of the Shares pursuant to such Share Offering (the “Distributors”), (c) the applicable purchase price of the Shares offered in the Share Offering or the basis on which such amount may be calculated, (d) any applicable fee, commission or discount arrangement between any Distributor named in the Offering Supplement and the Fund, or among such one or more Distributors, or the basis on which such amount may be calculated, (e) any other material terms of any agreement by and between the Fund and any such Distributor relating to the conditions under which the Shares will be issued and sold (in each case, a “Distribution Agreement”) and (f) any other specific terms of the Offering.

Stradley Ronon Stevens & Young, LLP

Nuveen Floating Rate Income Fund

October 7, 2016

(ii)

if not taken in the Prior Resolutions, the Trustees will have taken, by resolution (the “Subsequent Resolutions”, such Subsequent Resolutions and the Prior Resolutions referred to herein as the “Resolutions”), all appropriate action as contemplated by the Declaration of Trust, the By-Laws and the Prior Resolutions (a) to authorize the issuance of the number of Shares to be offered pursuant to such Share Offering and the applicable purchase price of such Shares, (b) to appoint the Distributors and authorize the entering into, by the Fund, of the Distribution Agreements, (c) to authorize any applicable fee, commission or discount arrangement between the Distributors and the Fund, and (d) to authorize any other actions, including the entering into of such other agreements as may be considered appropriate or necessary in connection with such Share Offering (the “Offering Actions”), and in each case as described in the Offering Supplement;

(iii)

that, if applicable, the Fund will have duly entered into such Distribution Agreements and duly taken all of the other Offering Actions in accordance with the Declaration, the By-laws and the Resolutions (the “Governing Instruments”);

(iv)	that the activities of the Fund have been and will be conducted in accordance with the Governing Instruments and applicable Massachusetts law;

(v)	that no event has occurred that would cause a termination of the Fund;

(vi)

that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments and the Distribution Agreements and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments, the Distribution Agreements and Massachusetts law;

(vii)

that, with respect to the Shares, (a) there will be no changes in applicable law or the Governing Instruments between the date of this opinion and any date of issuance or delivery of any Shares and (b) at the time of delivery of any Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares will not have been modified or rescinded; and

Stradley Ronon Stevens & Young, LLP

Nuveen Floating Rate Income Fund

October 7, 2016

(viii)	that the Fund’s Governing Instruments will be in full force and effect and will not have been modified, supplemented or otherwise amended, except as herein referenced.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Fund’s Governing Instruments refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement and any Offering Supplement, the Share Offering or the Shares.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1. The Fund has been formed and is validly existing under the Fund’s Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

2. The Shares, when issued and sold in accordance with the Resolutions adopted by the Trustees, as well as the accuracy of our other assumptions, will be validly

Stradley Ronon Stevens & Young, LLP

Nuveen Floating Rate Income Fund

October 7, 2016

issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading “Legal Opinions” and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
MORGAN, LEWIS, & BOCKIUS LLP